SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2000


  SALIENT 3 COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

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Item 2. Acquisition or Disposition of Assets

On July 25, 2000, the Company completed the sale of all of the outstanding stock of SAFCO Technologies, Inc., its wireless subsidiary, to Agilent Technologies, Inc. for $120 million in cash, subject to adjustment based on differences between the defined net asset value of SAFCO as of the closing date and the comparable net asset value on the audited balance sheet as of March 31, 2000.
At closing, $11 million of the purchase price was placed into escrow for one year. If needed, the escrow will be used to satisfy certain indemnification claims of Agilent which could arise relating to the sale transaction.

On July 26, 2000, the Company completed the sale of all of the outstanding stock of GAI-Tronics Corporation, its industrial communications subsidiary, to Hubbell Incorporated for $40 million in cash, subject to certain closing date balance sheet adjustments.


Item 5. Other Events

At the Company's annual shareholders' meeting on July 21, 2000, the shareholders approved the Plan of Dissolution and Liquidation of the Company. The shareholders also voted to (i) approve the sale of all of the outstanding stock of SAFCO Technologies, Inc., (ii) approve the sale of all of the outstanding stock of GAI-Tronics Corporation, (iii) approve a special incentive plan to pay sale and stay bonuses to Salient employees, (iv) elect three directors, and (v) ratify the selection of independent auditors for fiscal year 2000.

Based on the positive vote by shareholders approving the dissolution and liquidation, the Company will, in the near future, be filing a certificate of dissolution with the State of Delaware and has discontinued reporting on its results of operations and has adopted the liquidation basis of accounting for the second quarter of 2000.

As disclosed in its proxy submitted to shareholders, the Company continues to estimate net proceeds of the liquidation process, which could take three or more years to complete, to be between $15 and $16 per share. The Company expects to make its first liquidating distribution in the third quarter of 2000. The exact amount and timing of the distribution will be determined by the Board of Directors. Subsequent distributions will be dependent on the timing of liquidation of the Company's other assets, including XEL Communications, Inc., and the satisfaction of liabilities over the next three years.


Item 7. Financial Statements and Exhibits

(a) Financial Statements are not required for the subsidiary sale transactions.

(b) Consolidated Condensed Unaudited Pro Forma Statement of Net Assets in Liquidation as of March 31, 2000. Incorporated by reference to pages 58 - 60 of Schedule 14 (A), Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated June 30, 2000 (File No. 000-12588).


(c) Exhibits

2.1 Plan of Dissolution and Liquidation. Incorporated by reference to Annex F to Schedule 14 (A), Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated June 30, 2000 (File No. 000-12588).

2.2 Stock Purchase Agreement dated as of May 11, 2000 by and between Agilent Technologies, Inc. and Salient 3 Communications, Inc. with respect to all outstanding capital stock of SAFCO Technologies, Inc. Incorporated by reference to Annex C to Schedule 14 (A), Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated June 30, 2000 (File No. 000-12588).

2.3 Stock Purchase Agreement dated as of June 6, 2000 between Salient 3 Communications, Inc. and Hubbell Incorporated. Incorporated by reference to Annex A to Schedule 14 (A), Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934, dated June 30, 2000 (File No. 000-12588).

20 Salient 3 Communications, Inc. Special Incentive Plan. Incorporated by reference to Annex I to Schedule 14 (A), Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, dated June
30, 2000 (File No. 000-12588).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

               SALIENT 3 COMMUNICATIONS, INC.

Date:          August 1, 2000
            /s/Paul H. Snyder
               Paul H. Snyder
               Senior Vice President and
               Chief Financial Officer